                                                                      EXHIBIT 4

                             RCM TECHNOLOGIES, INC.
                     NONQUALIFIED DEFERRED COMPENSATION PLAN

         THIS PLAN, effective as of January 1, 2001 (the "Effective Date"), is established by RCM Technologies, Inc., a Nevada corporation (hereinafter the "Company"), 2500 McClellan Ave., Suite 350, Pennsauken, NJ 08109.

                                    RECITALS

         The Company recognizes the valuable services performed for it by the employees participating in this Plan (herein the "Employees," the "Participants" or the "Employees").

         The Company desires to establish this Plan to permit certain Employees of the Company to defer payment of a portion of their compensation until the times specified in this Plan.

         The Employees participating in this Plan constitute a select group of management or highly compensated employees.

         It is the intention of the parties that this arrangement is unfunded for tax purposes and for purposes of Title I of ERISA.

         The Company desires to provide the terms and conditions under which such amounts shall be deferred and paid.

                                   AGREEMENTS

         In consideration of these premises, the Company hereby declares:

         1. Establishment and Purposes.

                  a. Establishment. Company hereby establishes this Plan as of the Effective Date.

                  b. Name. The Plan shall be known as the "RCM Technologies, Inc. Nonqualified Deferred Compensation Plan."

                  c. Purpose. The purpose of this Plan is to allow Employees to defer a portion of their compensation so that such amounts may be paid to the Employees (or their beneficiaries) as specified in this Plan, and to allow the Company to make certain discretionary contributions as provided in this Plan.

         2. Definitions.

                  Except as otherwise provided herein, the following terms shall have the definitions hereinafter indicated wherever used in this Plan with initial capital letters:

                  a. Beneficiary: Any person, entity, or any combination thereof, designated by an Employee in a written document in substantially the form of Exhibit 1 attached to this Plan and hereby made a part of this Plan (or such other form as the Company may designate from time to time), to receive benefits under this Plan in the event of the Employee's death, or in the absence of any such designation, his or her estate. The term "Beneficiary" shall include one or more Beneficiaries, including all contingent Beneficiaries designated.

                  b. Board of Directors: The Company's Board of Directors or other governing body at any time.

                  c. Code: The Internal Revenue Code of 1986, as amended.

                  d. Deferred Compensation Account: shall have the meaning set forth in Section 8 of this Plan.

                  e. Disability or Disabled: An Employee shall be considered "Disabled" or to have a "Disability" for purposes of this Plan if he or she is unable to perform his or her regular duties because of a physical or mental illness or injury for a period in excess of four (4) months, and his or her employment terminates as a result of such illness or injury.

                  f. Employee or Executive: An Employee of the Company selected by the Company to participate in this Plan and who has fulfilled the requirements to participate in this Plan, provided that all Employees herein shall be members of a select group of management or highly compensated employees. The term "Executive" shall have the same meaning as the term "Employee."

                  g. ERISA. The Employee Retirement Income Security Act of 1974, as amended.

                  h. Participant: The term "Participant" shall have the same meaning in this Plan as the terms "Employee" and "Executive".

                  i. Participation Agreement: A written document under which an Employee elects to participate in this Plan, and elects to defer a portion of his or her compensation, in substantially the form of Exhibit 2 attached to this Plan and hereby made a part of this Plan (or such other form as the Company may designate from time to time).

                  j. Plan: This RCM Technologies, Inc. Nonqualified Deferred Compensation Plan.

         3. Participation in the Plan.

                  a. Employees selected by the Company from time to time shall be eligible to participate in this Plan. Notwithstanding any other provision herein, only individuals who are members of a select group of management or highly compensated employees may participate in this Plan.

                  b. Employees may elect to commence their participation in this Plan and defer payment of part of their compensation by executing a Participation Agreement and delivering said Participation Agreement to the Company.

                  c. Each Participation Agreement executed under this Plan shall specify the total dollar amount (or a percentage) of base salary and commissions, and the total dollar amount (or a percentage) of the Employee's annual bonus which is to be deferred for each year. An Employee cannot defer more than fifty percent (50%) of his or her base salary and commissions, and may defer up to one hundred percent (100%) of his or her bonus for any year. The minimum amount that may be deferred in any year is Five Thousand Dollars ($5,000.00). If the Employee is a participant of this Plan for only part of the year, the minimum amount that may be deferred shall be $416.66 per month. The amount to be deferred shall be deducted from the compensation otherwise payable to the Employee.

                  d. At times designated by the Company, each Employee may execute and deliver a written election with the Company in the form and manner directed by the Company to increase or decrease the amount deferred hereunder effective for compensation earned after the date designated in the election form. Any change in the amount deferred shall only be effective for amounts that have not yet been earned. If an Employee does not change the amount deferred, his or her previous election shall continue in effect. In its discretion, the Company may permit an Employee to execute a new deferral election form any time (including but not limited to situations in which an employee becomes a Participant of the Plan after the beginning of the year), provided that any change in the amount deferred shall only be effective for amounts that have not yet been earned.

                  e. Employees who had participated in the Plan and who subsequently terminate their participation may recommence active participation with the consent of the Company by filing a new Participation Agreement as allowed by the Company.

                  f. All elections provided for in paragraphs (a) through (e) in this Section, including but not limited to all elections to participate in this Plan or to increase or decrease amounts deferred, shall only be effective if filed with or delivered to the Company in the manner requested or directed by the Company.

         4. Employee Elective Deferrals and Designation of Schedule for Payment of Benefits.

                  a. During each payroll period in which an Employee has elected to defer compensation under a Participation Agreement or deferral election form, the Company shall defer payment of such part of the Employee's compensation as is specified in the Participation Agreement or deferral election form (herein the "Employee Elective Deferrals"). Compensation is to be deferred for any calendar month only if an agreement providing for such deferral has been entered into before the first day of the month. However, with respect to a new employee, compensation may be deferred for the calendar month during which the employee first becomes an employee, if an agreement providing for such deferral is entered into before the first day on which the employee becomes an employee.

                  b. In addition to designating the amount of his or her compensation that shall be deferred in a Participation Agreement or a deferral election form, an Employee may also designate when such amounts shall be paid, as provided in Section 9 of this Plan.

         5. Company Contributions. In addition to the amounts that are voluntarily deferred by an Employee, the Company has discretion to defer additional amounts under this Plan (herein the "Company Contributions"). The additional amounts may be based on the Company profits for the previous year, and may be allocated among the Employees based on their respective levels of compensation. Any Company Contribution shall be credited to the Employee's Deferred Compensation Account at the time designated by the Company.

         6. Earnings Amounts. In addition to the other amounts credited to an Employee's Deferred Compensation Account, the Company shall also credit (or reduce) an Employee's Deferred Compensation Account by an amount equal to the amount that would have been earned (or lost) if the amounts deferred under this Plan had been invested in hypothetical investments designated by the Employee from time to time, based on a list of hypothetical investments provided by the Company from time to time. Such hypothetical earning shall be referred to in this Plan as the "Earnings Amount"). The Employee shall designate the investments used to measure the Earnings Amount from the list provided by the Company, by completing a document in the form of Exhibit 3 attached hereto, or in such other form as the Company may designate from time to time. The Employee may change such designations at such times as are permitted by the Company, provided that the Employee shall be entitled to change such designations at least quarterly. Earnings Amounts shall be credited to (or deducted from) the Employee's Deferred Compensation Account at least annually (or more frequently at the discretion of the Company). Earnings shall be credited (or deducted from) a Deferred Compensation Account until all payments with respect to such account have been made under this Plan. The Company shall not be liable or otherwise responsible for any decrease in an Employee's Deferred Compensation Account because of the investment performance of the designated assets. The Company, in its sole and absolute discretion may (or may not) acquire any particular investment product or any other instrument or otherwise invest any amount to provide the funds from which it can satisfy its obligations to make benefit payments under this Plan. To the extent that an Employee or his or her Beneficiary acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company.

         7. Vesting of Company Contributions and Earnings Thereon. An Employee shall be one hundred percent (100%) vested at all times in his or her Employee Elective Deferrals and the Earnings thereon.

         In regards to the Company Contributions and Earnings thereon, an Employee shall be one hundred percent (100%) vested in any given plan year Company Contribution when the Employee has completed three (3) consecutive Years of Service with the Company as a Participant of this Plan immediately after the year for which the contribution is made, and he or she remains an employee on January 1 of the next year. For the purpose of determining the vesting for Company Contributions, each plan year Company Contribution shall be considered separately and have its own vesting schedule. No Years of Service with the Company prior to becoming a participant under this Plan shall be considered for purposes of this Plan. A "Year of Service" shall mean a calendar year after December 31, 2000 in which the Employee works at least one thousand (1,000) hours for the Company. If an Employee's employment with the Company terminates before he or she has completed at least three (3) consecutive Years of Service as a Participant under this Plan immediately after the year for which the contribution is made (or if he or she is not an employee on January 1 of the next year), the Employee shall have no interest whatsoever in such contribution and any Earnings thereon (in other words, any interest the Employee may have had shall be forfeited).

         As an example, assume that the Company reviews its results for the calendar year ending December 31, 2001, and as a result, in March of 2002, elects to make a Company Contribution. In order to vest in such contribution (and the Earnings thereon) the Employee would need to complete three (3) consecutive Years of Services in the next three years (in 2002, 2003, and 2004) and be an employee on January 1 of the next year, in which case the Employee would vest in the contribution with respect to 2001 on January 1, 2005; if the

Employee's employment terminated before he or she completed such three Years of Service, or if he or she was not an employee on January 1, 2005, the Employee would forfeit any interest in such contribution and the Earnings thereon. Similarly, if a Company Contribution is made for the plan year ended December 31, 2002, the Employee must complete three (3) consecutive Years of Service (in 2003, 2004 and 2005) and continue to be an employee on January 1, 2006.

         The portion of an Employee's Deferred Compensation Account that is vested under this Plan shall be referred to as the "Vested Deferred Compensation Account." Notwithstanding any other provision herein, Company Contributions and Earnings thereon previously credited to an Employee's Deferred Compensation Account shall vest automatically if:

         (i) the Employee dies while he or she is a full-time employee of the Company;

         (ii) the Employee becomes Disabled while he or she is a full-time employee of the Company;

         (iii)    there is a "Change of Control" as defined in this Section 7;
                  or

         (iv) the Company voluntarily terminates this Plan with respect to all Employees, as provided in Section 12 hereof.

         For purposes of this Section 7 (and Section 9 hereof), a "Change of Control" is deemed to occur upon:

         (a) the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of more than 50 percent of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or

         (b) the approval by the stockholders of Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or

         (c) a liquidation or dissolution of the Company or the sale of all or substantially all of Company's assets.

         8. Deferred Compensation Account.

         The Company shall cause to be established for each Employee a bookkeeping account (the "Deferred Compensation Account") to provide a convenient method of measuring the Company's obligation to each Employee under this Plan. The Company shall record in each account the amounts equal to the Employee Elective Deferrals, the Company Contributions, and the related Earnings Amounts. Deferred Compensation Accounts shall at all times remain a part of the general assets of the Company and shall remain available for the payment of Company obligations.

                  Neither the existence of this Plan nor any Deferred Compensation Account shall be deemed to create a trust. Any trust referred to in this Plan or created by the Company in connection with this Plan, and any assets held by the trust to assist the Company in meeting its obligations under this Plan, will constitute on unfunded arrangement for tax purposes and for purposes of Title I of ERISA. Neither the existence of this Plan nor any Deferred Compensation Account shall entitle any Employee, Beneficiary or other person to a claim or lien against the assets of a Deferred Compensation Account or any other assets of the Company. The Employee and his or her Beneficiary shall have only the rights of an unsecured general creditor in regard to receiving the benefits payable under this Plan.

         9. Benefit Payments.


                  a. Payments Based on Designated Schedule(s). In addition to designating the amount to be deferred, on each Participation Agreement and deferral election form, the Employee may designate (among a list of options provided by the Company) when the benefits (equal to the Employee's Vested Deferred Compensation Account balance) will be paid under this Plan. At a minimum, Employees will have the option to have the vested amounts paid at normal retirement age (hereby designated as age 55), at termination of employment before retirement, and/or at four designated times prior to retirement (thus, up to four "in service" distributions can be specified). To the extent provided in the applicable Participation Agreement or deferral election form, the vested amount may be paid out in a lump sum or over a specified period of years. The method of distribution can be changed by the Employee (in a manner permitted by the Company) at any time more than a year before the original designated distribution date.

                  b. Payment on Early Termination. Notwithstanding any other designation by an Employee, if the Employee terminates employment with the Company at any time before attaining normal retirement age for any reason (including Disability, voluntary resignation, termination without cause, or termination with cause), an amount equal to the amount of the Employee's Vested Deferred Compensation Account at the time shall be paid to the Employee promptly in a lump sum, and the Company shall have no further liability hereunder. In the event the Employee dies, an amount equal to the Employee's Deferred Compensation Account shall be paid to the Employee's designated Beneficiary.

                  c. Payment Upon a Change of Control. Notwithstanding any other provision herein, if there is a "Change of Control" (as defined in Section 7 hereof), an amount equal to the Employee's Vested Deferred Compensation Account shall be paid to the Employee promptly in a lump sum, and the Company shall have no further liability hereunder.

                  d. Unforeseeable Emergency. In addition, an Employee may request in writing from the Company, a payment described in this paragraph because of an unforeseeable emergency. For purposes of this Plan, an unforeseeable emergency is defined as an unanticipated emergency that is caused by an event beyond the control of the Employee or Beneficiary and that would result in severe financial hardship to the individual if early withdrawal were not permitted. Any early withdrawal approved by the Company is limited to the amount necessary to meet the emergency, and will reduce the Employee's Vested Deferred Compensation Account on a dollar-for-dollar basis.

                  e. Withholding. Notwithstanding any other provision herein, the Company shall be entitled to withhold from any amount payable hereunder any amount required to be withheld for income, employment or other taxes.

                  f. Payment Only from Company Assets. Any payment of benefits to an Employee or his or her Beneficiary shall be made from assets which shall continue, for all purposes, to be a part of the general assets of the Company; no person shall have or acquire any interest in such assets by virtue of the provisions of this Plan. To the extent that an Employee or his or her Beneficiary acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company. This Plan constitutes a mere promise by the Company to make benefit payments in the future.

                  g. Beneficiaries. An Employee may designate his or her Beneficiary or Beneficiaries to receive the amounts as provided herein after his or her death by delivering a writing to the Company in substantially the form of
Exhibit 1 attached hereto, designating a beneficiary or beneficiaries. In the absence of such a designation, the Company shall pay any such amount to the Employee's estate.

         10. Administration of the Plan and Claims Procedure.

                  a. Determinations. The Company, or a committee designated by the Company, shall make all determinations as to rights to benefits under this Plan. The Company (or its designee) shall have full power and authority to interpret, construe and administer this Plan. The interpretation and construction of this Plan by the Company (or its designee), and any action taken pursuant thereto, shall be binding and conclusive upon all parties in interest.

                  b. Reports. The Company shall provide each Employee with a statement reflecting the amount of the Employee's Deferred Compensation Account on at least an annual basis.

                  c. No Liability. No employee, agent, officer or director of the Company (or its designee) shall, in any event, be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of this Plan, so long as such action or omission to act be made in good faith.

                  d. Designation of Committee. The Company hereby designates the Company's Deferred Compensation Committee (the "Committee") to administer this Plan. Said Committee shall have all the authority as is granted to the Company under the terms of this Plan for the administration of this Plan in accordance with its terms and in ruling on such questions arising out of the administration, interpretation and application of the Plan. This Committee may approve or disapprove all Participation Agreements and elections in connection therewith, and make all other determinations hereunder. Members of the Committee may participate in the Plan, but no member of the Committee shall be entitled to make decisions which relate solely to his or her own participation. The Company reserves the right to designate a different committee to administer this Plan from time to time, or to make any determinations directly at any time. If no such committee is designated at any time, such functions, as appropriate, may be conducted by the Company's Board of Directors. The Company's Board of Directors hereby reserves the right to revoke such designation at any time and to make other designations (and to revoke such designations) at any time.

                  e. Claims Procedure. The following provisions are hereby made a part of this Plan and are intended to meet the requirements of ERISA:

                     (1) The named fiduciary under this Plan is the Company.

                     (2) This Plan is unfunded. The Employees shall defer certain amounts under this Plan, but all benefits shall be paid from the Company's general assets which at all times shall remain subject to the claims of the Company's general creditors.

                     (3) Direct payment by the Company is the basis of payment of benefits under this Plan.

                     (4) The following claims procedures shall apply for purposes of this Plan. Any and all persons presenting claims hereunder (individually or collectively, "Claimant") must follow these procedures:

                         (a) For claims procedure purposes, the "Claims Manager"
shall be the chairperson of the Committee (or the chairperson of any other committee designated by the Company to administer this Plan, or a designated member of the Board of Directors of the Company).

                         (b) A Claimant shall make a claim for benefits
hereunder by submitting a written claim to the Company (or its designee) in accordance with any procedures and guidelines established from time to time by the Company, and in the absence of any specific procedures or guidelines shall be delivered in the manner set forth herein for providing notice to the Company under this Plan. The Claims Manager shall decide whether the claim shall be allowed, and the following claims procedure shall apply:

                             (i) If for any reason a claim for benefits under
this Plan is denied by the Claims Manager, the Claims Manager shall deliver to the Claimant a written explanation setting forth: the specific reason or reasons for the denial; specific references to pertinent Plan provisions; a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and appropriate information as to the steps to be taken if the Claimant wishes to submit his or her claim for review, all written in a manner calculated to be understood by the Claimant. For this purpose:

                                 (A) The Claimant's claim shall be deemed filed
when delivered in writing as provided herein.

                                 (B) The Claims Manager's explanation shall be
in writing delivered to the Claimant within 90 days of the date the claim is filed, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Claims Manager expects to render the final decision.

                             (ii) The Claimant shall have 60 days following his
or her receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the Claimant or his or her representative may review pertinent documents and submit issues and comments in writing.

                             (iii) On review, a decision shall be made within 60
days after the Claims Manager's receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. If the decision on review is not furnished within such time, the claim shall be deemed denied on review. The Claims Manager may designate an appropriate person to review the claim, who may be a member of the Committee or the Company's Board of Directors.

         11. Non-Assignability of Benefits. Neither any Employee nor any Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder. Such amounts shall not be subject to seizure by any creditor of an Employee or any Beneficiary hereunder, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy or insolvency of any Employee or any Beneficiary hereunder. Any such attempted assignment or transfer shall be void and shall terminate the Employee's participation in this Plan; the Company shall thereupon have no further liability hereunder with respect to such Employee and his or her Beneficiary.

         12. Amendment and Termination. This Plan may not be amended, altered or modified, retroactively, except by a written instrument signed by the Company and the impacted Employees or their respective successors. The Company may amend, alter, modify or terminate this Plan on a prospective basis at any time, provided further that no such modification or termination shall adversely affect an Employee's entitlement to benefits attributable to vested amounts credited to his or her Deferred Compensation Account prior to the modification or termination of this Plan.

         13. Impact on Other Benefits. Except as otherwise required by the Code or any other applicable law, this Plan and the benefits provided herein are in addition to all other benefits which may be provided by the Company to the Employees from time to time, and shall not reduce, replace or otherwise cause any reduction, in any manner, with regard to any of such other benefits. In no event shall any provision herein be deemed to amend or modify any employment agreement between the Company and any Employee, and no provision herein shall be deemed to entitle any Employee to continued employment with the Company.

         14. Notices. Any notice or other communication required or permitted under this Plan shall be in writing and, if directed to the Company, shall be sent by United States certified mail, return receipt requested, postage prepaid, addressed to: RCM Technologies, Inc., 277 Fairfield Road, Fairfield, NJ 07004,
Attn: Mr. Kevin Miller, Sr. V.P. Corporate Development, and, if directed to an Employee or to a Beneficiary, may be hand-delivered or mailed to such Employee or Beneficiary at the last known address for such person as it appears in the Company's records. A notice or other communication sent by United States certified mail, return receipt requested, postage prepaid, addressed as provided above, shall be deemed to have been given on the next business day after mailing.

         15. Tax Withholding. The Company shall have the right to deduct from all payments made under this Plan any federal, state or local taxes required by law to be withheld with respect to such payments.

         16. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Nevada without regard to its conflict of law rules.

         IN WITNESS WHEREOF, the Company has executed and adopted this Plan as of the Effective Date.

                                            RCM TECHNOLOGIES, INC.




                                            By:_________________________________

                                                 Print Name:____________________

                                                 Print Title:___________________

         RCM TECHNOLOGIES, INC. NONQUALIFIED DEFERRED COMPENSATION PLAN
                                    EXHIBIT 1
                             BENEFICIARY DESIGNATION


Employee:___________________________     Social Security No.:___________________

Address:____________________________     Date of Birth:_________________________

____________________________________

                CAREFULLY READ THE INSTRUCTIONS FOUND ON THE BACK
                         OF THIS FORM BEFORE PROCEEDING.

I, _______________________________, hereby designate the following individual(s) or entity(ies) as my beneficiary(ies) pursuant to the RCM Technologies, Inc. Plan (Insert Name, Social Security Number, Relationship, Date of Birth and Address of Individuals and fully identify any Trusts by the Name of the Trust, Date of Execution, the Trustee's Name and Address, and the Company Identification Number of the Trust):

Primary Beneficiary(ies)

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

Contingent Beneficiary(ies)

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------


                 THE RIGHT TO REVOKE OR CHANGE THIS BENEFICIARY
                         DESIGNATION IS HEREBY RESERVED.

Date:______________________________        ____________________________________
                                           Signature of Employee

Received and acknowledged this _____ day of _____________, ______:

                             RCM TECHNOLOGIES, INC.


                             By:_________________________________________

                                Print Name:______________________________

                                Print Title:_____________________________
                             "Company"

           INSTRUCTIONS FOR COMPLETION OF BENEFICIARY DESIGNATION FORM

As an Employee in the RCM Technologies, Inc. Nonqualified Deferred Compensation Plan, you are entitled to designate a beneficiary who will receive your benefits under the Plan in the event of your death. We recommend that you consult your attorney concerning the completion of this form to assure that the desired federal tax consequences are achieved.

This form should be executed in triplicate. All three copies must be mailed or delivered to the following address:

         ------------------------------------------------
         ------------------------------------------------
         ------------------------------------------------

One copy will be returned to you, and it should be kept with your other important documents.

If no Primary Beneficiary is alive when the payment becomes due, the benefits will be paid in equal shares to those of the Contingent Beneficiaries who are alive when the payment becomes due.

If you fail to designate a beneficiary, or if no designated beneficiaries are alive when the payment becomes due, or if insufficient information is available to reasonably determine your intent, the death benefits under the Plan will be paid to your estate.



   THIS BENEFICIARY DESIGNATION DOES NOT ALTER OR MODIFY THE PROVISIONS OF THE PLAN. IN THE EVENT THAT THIS FORM INADVERTENTLY CONFLICTS WITH THE PROVISIONS
             OF THE PLAN, THE PROVISIONS OF THE PLAN SHALL CONTROL.

         RCM TECHNOLOGIES, INC. NONQUALIFIED DEFERRED COMPENSATION PLAN
                                    EXHIBIT 2
                             PARTICIPATION AGREEMENT


Name of Employee: _____________________________

Employee's Address: ___________________________
                    ___________________________

Employee's Social Security Number: _______________

                         I. EMPLOYEE ELECTIVE DEFERRALS

         RCM TECHNOLOGIES, INC. NONQUALIFIED DEFERRED COMPENSATION PLAN
                                    EXHIBIT 3

                           INVESTMENT DESIGNATION FORM





                         RCM Deferred Compensation Plan
                            Enrollment Election Form
                Please complete all sections of this form if you are deferring pay, bonus, or both.

Personal Information
Name:                                     Address:
       --------------------------------           ------------------------------
S.S. #
       --------------------------------           ------------------------------

--------------------------------------------------------------------------------

Deferral Election

I hereby elect to defer:           ____________%               and/or          ____________%

                          of 2001 Base Salary/Commissions                Bonus(es) Payable in 2001
                          ------------------------------------          ---------------------------------

--------------------------------------------------------------------------------

Designation of Deferral Accounts

I understand that I may designate to have my deferrals allocated to a Retirement Account and up to four In-service Accounts to be distributed to me upon attaining a pre-selected year (life event) such as college tuition payments, balloon mortgage payment, etc. I am not required to designate all four In-service Accounts in the initial Plan year. In succeeding Plan years I may designate additional In-service Accounts as long as I do not exceed a total of four of these Deferral Accounts at any time.

Please indicate below your choices below. Your deferral allocation percentages must add to 100%.

-----------------------------------------------------------------------------------------------------------------------------
                                 % of Deferral
Account                            Allocated       Distribution Year              Payout Mode
-----------------------------------------------------------------------------------------------------------------------------
                                                                                  ___  Lump Sum
Retirement                         _______%        At Retirement                  ___  10 Annual Installments
                                                                                  ___  15 Annual Installments
-----------------------------------------------------------------------------------------------------------------------------

In-service Account 1               _______%        January, 20__                  ___  Lump Sum
                                                                                  ___  4 Annual Installments
-----------------------------------------------------------------------------------------------------------------------------

In-service Account 2               _______%        January, 20__                  ___  Lump Sum
                                                                                  ___  4 Annual Installments
-----------------------------------------------------------------------------------------------------------------------------

In-service Account 3               _______%        January, 20__                  ___  Lump Sum
                                                                                  ___  4 Annual Installments
-----------------------------------------------------------------------------------------------------------------------------

In-service Account 4               _______%        January, 20__                  ___  Lump Sum
                                                                                  ___  4 Annual Installments
-----------------------------------------------------------------------------------------------------------------------------
                        Total     _______%         (Must total 100%)
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Retirement

   I request that my deferrals be credited as follows (in 1% increments)

--------------------------------------------------------------------------------
 Investment Election               Fund Classification            1% Increments
 -------------------               -------------------            -------------

 Federated Money Market Trust         Money Market                  __________
 Vanguard GNMA                        Government Bond               __________
 Van Kampen Equity Income             Domestic Hybrid               __________
 MFS Capital Opportunities            Large Blend                   __________
 Smith Barney Aggressive Income       Large Growth                  __________
 Legg Mason Value                     Large Value                   __________
 INVESCO Dynamics                     Mid Cap Stock                 __________
 Delaware Trend                       Small Cap Stock               __________
 Putnam International Voyager         Foreign Stock                 __________
 MFS Global Growth                    Global Growth                 __________
                                                                       100%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
In-service Account 1

   I request that my deferrals be credited as follows (in 1% increments)

--------------------------------------------------------------------------------
 Investment Election               Fund Classification            1% Increments
 -------------------               -------------------            -------------

 Federated Money Market Trust         Money Market                  __________
 Vanguard GNMA                        Government Bond               __________
 Van Kampen Equity Income             Domestic Hybrid               __________
 MFS Capital Opportunities            Large Blend                   __________
 Smith Barney Aggressive Income       Large Growth                  __________
 Legg Mason Value                     Large Value                   __________
 INVESCO Dynamics                     Mid Cap Stock                 __________
 Delaware Trend                       Small Cap Stock               __________
 Putnam International Voyager         Foreign Stock                 __________
 MFS Global Growth                    Global Growth                 __________
                                                                       100%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
In-service Account 2

   I request that my deferrals be credited as follows (in 1% increments)

--------------------------------------------------------------------------------
 Investment Election               Fund Classification            1% Increments
 -------------------               -------------------            -------------

 Federated Money Market Trust         Money Market                  __________
 Vanguard GNMA                        Government Bond               __________
 Van Kampen Equity Income             Domestic Hybrid               __________
 MFS Capital Opportunities            Large Blend                   __________
 Smith Barney Aggressive Income       Large Growth                  __________
 Legg Mason Value                     Large Value                   __________
 INVESCO Dynamics                     Mid Cap Stock                 __________
 Delaware Trend                       Small Cap Stock               __________
 Putnam International Voyager         Foreign Stock                 __________
 MFS Global Growth                    Global Growth                 __________
                                                                       100%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
In-service Account 3

   I request that my deferrals be credited as follows (in 1% increments)

--------------------------------------------------------------------------------
 Investment Election               Fund Classification            1% Increments
 -------------------               -------------------            -------------


 Federated Money Market Trust         Money Market                  __________
 Vanguard GNMA                        Government Bond               __________
 Van Kampen Equity Income             Domestic Hybrid               __________
 MFS Capital Opportunities            Large Blend                   __________
 Smith Barney Aggressive Income       Large Growth                  __________
 Legg Mason Value                     Large Value                   __________
 INVESCO Dynamics                     Mid Cap Stock                 __________
 Delaware Trend                       Small Cap Stock               __________
 Putnam International Voyager         Foreign Stock                 __________
 MFS Global Growth                    Global Growth                 __________
                                                                       100%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
In-service Account 4

   I request that my deferrals be credited as follows (in 1% increments)

 Investment Election               Fund Classification            1% Increments
 -------------------               -------------------            -------------

 Federated Money Market Trust         Money Market                  __________
 Vanguard GNMA                        Government Bond               __________
 Van Kampen Equity Income             Domestic Hybrid               __________
 MFS Capital Opportunities            Large Blend                   __________
 Smith Barney Aggressive Income       Large Growth                  __________
 Legg Mason Value                     Large Value                   __________
 INVESCO Dynamics                     Mid Cap Stock                 __________
 Delaware Trend                       Small Cap Stock               __________
 Putnam International Voyager         Foreign Stock                 __________
 MFS Global Growth                    Global Growth                 __________
                                                                       100%
--------------------------------------------------------------------------------

ACKNOWLEDGMENT:
I understand that my right to receive payments from my Account is a claim against the general assets of the Company as an unsecured general creditor. I hereby acknowledge that my election to defer Compensation under the Plan is irrevocable with respect to amounts that are deferred under the Plan.

Signature:  __________________________________ Date:  ________________________
Print Name:  ______________________________________




                                      -21-